Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:
Evergreen Institutional Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$738,186,728	$0.05		15,868,806,844	$1.00
Class AD	$5,642,749	$0.05		181,753,252	$1.00
Class IN	$6,642,574	$0.05		115,034,120	$1.00
Class IS	$152,683,457	$0.05		3,572,824,475	$1.00
Class P	$4,449,839	$0.05		137,012,389	$1.00

Evergreen Institutional Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$283,685,712	$0.03		5,669,722,455	$1.00
Class AD	$3,743,913	$0.03		75,391,836	$1.00
Class IN	$7,471,488	$0.03		202,449,279	$1.00
Class IS	$23,882,255	$0.03		731,681,833	$1.00
Class P	$457,262	$0.03		22,233,431	$1.00

Evergreen Institutional Treasury Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$121,635,763	$0.04		4,735,393,161	$1.00
Class AD	$89,621	$0.04		6,260,087	$1.00
Class IN	$10,426,486	$0.04		297,221,089	$1.00
Class IS	$51,593,770	$0.04		1,127,244,546	$1.00
Class P	$2,475,525	$0.04		82,293,602	$1.00

Evergreen Institutional U.S. Government Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$30,446,639	$0.05		1,453,496,055	$1.00
Class IN	$852,460	$0.05		104,673,502	$1.00
Class IS	$1,062,266	$0.04		80,399,923	$1.00
Class P	$2,418,191	$0.04		74,146,789	$1.00

Evergreen Prime Cash Management Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$251,291,181	$0.05		6,672,868,433	$1.00
Class AD	$         44,149	$0.05		       1,464,625	$1.00
Class IN	$    4,606,078	$0.05		     78,970,112	$1.00
Class IS	$  14,704,955	$0.05		   378,906,142	$1.00
Class P	$    3,893,486	$0.04		   150,236,173	$1.00